Exhibit 99.1

Verra Mobility Announces First Quarter 2026 Financial Results

•
Total revenue of $223.6 million
•
Net income of $26.7 million
•
Net cash provided from operations of $40.8 million
•
Reaffirming fiscal year 2026 guidance

MESA, Ariz., May 6, 2026 /PRNewswire/ – Verra Mobility Corporation (NASDAQ: VRRM), a leading provider of smart mobility technology solutions, announced today the financial results for the first quarter ended March 31, 2026.

“We are pleased with our first quarter performance, which reflects a solid start to 2026. We delivered top-line results in line with expectations, with upside in profitability, while continuing to build momentum across our key growth areas,” said David Roberts, President and CEO, Verra Mobility. “We also saw strong bookings in Government Solutions, reinforcing the long-term value and visibility of that segment. As we look ahead, we are well-positioned for continued growth, supported by a robust pipeline and disciplined execution.”

First Quarter 2026 Financial Highlights

•
Revenue: Total revenue for the first quarter of 2026 was $223.6 million, an increase of 0.1% compared to $223.3 million for the first quarter of 2025. Service revenue growth was 1%, driven by 4% growth in our Government Solutions segment mostly offset by a 4% decrease from our Commercial Services segment. Government Solutions service revenue growth was driven primarily by $7.5 million in revenue from expansions in speed, red light and bus lane programs outside of the New York City Department of Transportation (“NYCDOT”) contract, partially offset by a $3.4 million decrease in revenue primarily driven by the pricing change, net of installation revenue from new camera installations under the new NYCDOT contract. The decline in Commercial Services revenue was due to lower revenue from our fleet management company (“FMC”) customers due to prior period customer churn. Parking Solutions service revenue increased by $1.0 million compared to the first quarter of 2025, as increased revenue from our software as a service (“SaaS”) product offerings and professional services revenue was offset by a decrease in subscription services revenue related to parking management solutions.
•
Net income and Diluted Earnings Per Share (“EPS”): Net income for the first quarter of 2026 was $26.7 million, or $0.17 per share, based on 153.7 million diluted weighted average shares outstanding. Net income for the comparable 2025 period was $32.3 million, or $0.20 per share, based on 162.1 million diluted weighted average shares outstanding. The decrease in net income for the first quarter of 2026 was primarily attributable to an increase in operating expenses, decrease in product sales, partially offset by a legal settlement finalized in February 2026, in which the company received ordinary shares of a publicly traded company based in Australia.
•
Adjusted EPS*: Adjusted EPS for the first quarter of 2026 was $0.25 per share compared to $0.30 per share for the first quarter of 2025.

Exhibit 99.1

•
Adjusted EBITDA*: Adjusted EBITDA was $86.0 million for the first quarter of 2026 compared to $95.4 million for the same period in 2025. Adjusted EBITDA Margin* was 38% and 43% of total revenue for the 2026 and 2025 periods, respectively.
•
Net Cash Provided from Operations: Cash provided by operating activities decreased by $22.2 million from $63.0 million for the three months ended March 31, 2025 to $40.8 million for the three months ended March 31, 2026. Net income year-over-year decreased by $5.6 million, from $32.3 million in 2025 to $26.7 million in 2026. The aggregate adjustments to reconcile net income to net cash provided by operating activities decreased $7.6 million mainly due to the share-based proceeds acquired from a legal settlement finalized in February 2026, and a decrease in credit loss expense, partially offset by an increase in deferred income taxes and the mark-to-market adjustment on the share-based proceeds. The aggregate changes in operating assets and liabilities decreased by $9.0 million in 2026 compared to the prior year were primarily due to an increase in the net use of working capital, of which the majority was attributable to an increase in unbilled receivables and inventory and a decrease in accrued liabilities, partially offset by a decrease in net accounts receivable and prepaid assets.
•
Free Cash Flow*: Free Cash Flow was $9.6 million for the first quarter of 2026 compared to $41.7 million for the prior year period. The decline in Free Cash Flow is attributable to the items impacting cash provided by operating activities (as discussed above) and increased capital expenditures in the Government Solutions segment.

*Non-GAAP measure; refer to “Non-GAAP Financial Measures” further below for explanatory notes and a reconciliation to the most directly comparable GAAP measure.

We report our results of operations based on three operating segments:

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Commercial Services offers automated toll and violations management and title and registration solutions to rental car companies, fleet management companies and other large fleet owners.
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Government Solutions delivers automated safety solutions to municipalities, school districts and government agencies, including services and technology that enable photo enforcement cameras to detect and process traffic violations related to speed, red-light, school bus and city bus lane management.
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Parking Solutions provides an integrated suite of parking software, transaction processing and hardware solutions to universities, municipalities, parking operators, healthcare facilities and transportation hubs in the United States and Canada.

First Quarter 2026 Segment Detail

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The Commercial Services segment generated total revenue of $97.8 million, a 4% decrease compared to $101.4 million in the same period in 2025. Segment profit was $61.8 million, a 2% decrease from $63.1 million in the prior year period. The decreases in revenue and segment profit compared to the prior year period resulted from lower revenue generated from our FMC customers due to prior period customer churn. The segment profit margin was 63% for the first quarter of 2026 and 62% for the first quarter of 2025. First quarter 2026 segment profit margins benefitted from lower credit loss expense.
•
The Government Solutions segment generated total revenue of $105.3 million, a 3% increase compared to $101.8 million in the same period in 2025. The increase was due to a 4% increase in service revenue over the prior year period, primarily driven by $7.5 million in revenue from expansions in speed, red light, and bus lane programs outside of NYCDOT, partially offset by a $3.4 million decrease in revenue primarily driven by the pricing change, net of installation revenue from new camera installations under the new NYCDOT contract. In addition, product revenue decreased approximately $0.6 million from the prior year period. The segment profit was $20.8 million in 2026 compared to $29.4 million in the prior year period with segment profit margins of 20% for 2026 and 29% for 2025. The decline in segment profit margins compared to the

Exhibit 99.1

prior year period was primarily driven by increased costs to support project implementations and the pricing change under the new NYCDOT contract.
•
The Parking Solutions segment generated total revenue of $20.4 million, a 2% increase compared to $20.0 million in the same period in 2025 which was due primarily to an increase in SaaS product offerings and professional services, partially offset by a decrease in subscription services related to parking management solutions compared to the prior year period. The segment profit was $3.4 million compared to $2.9 million in the prior year period with segment profit margins of 17% for 2026 and 15% for 2025.

Liquidity and Debt: As of March 31, 2026, cash and cash equivalents were $46.9 million and total debt, net was $1,056 million, and we generated $40.8 million in net cash provided by operating activities for the three months ended March 31, 2026.

Net Debt and Net Leverage*: As of March 31, 2026, Net Debt was $1,017 million and Net Leverage was 2.5x, as compared to $971.8 million and 2.3x as of December 31, 2025.

*Non-GAAP measure; refer to “Non-GAAP Financial Measures” further below for explanatory notes and a reconciliation to the most directly comparable GAAP measure.

Share Repurchases

During the first quarter of fiscal year 2026, we paid $50.2 million to repurchase 2,215,800 shares of our Class A common stock through open market transactions, which shares we subsequently retired. As of March 31, 2026, $66.3 million remained available under our share repurchase authorization.

2026 Full Year Guidance

Any guidance that we provide is subject to change as a variety of factors can affect actual operating results. Certain of the factors that may impact our actual operating results are identified below in the safe harbor language included within Forward-Looking Statements of this press release.

We are providing the following forward-looking guidance, which includes Adjusted EBITDA, Adjusted EPS, and Free Cash Flow, all of which are non-GAAP financial measures (defined below).

Based on our first quarter 2026 results and our outlook for the remainder of the year, we are reaffirming 2026 full year guidance for all financial measures.

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Total Revenue of $1,020 million to $1,030 million
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Adjusted EBITDA of $405 million to $415 million
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Adjusted EPS of $1.32 to $1.38
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Free Cash Flow of $150 million to $160 million

Underlying Assumptions for 2026 Full Year Guidance

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Weighted average fully diluted share count expected to be approximately 155 million shares for the full year 2026
•
Effective tax rate (including state taxes) is expected to be 28.0% to 29.0%, with approximately $50 million in total cash taxes expected to be paid in 2026. The effective tax rate for non-GAAP adjustments is provided in the Reconciliation of Net Income to Adjusted Net Income and Calculation of Adjusted EPS
•
Depreciation and amortization expense expected to be approximately $125 million for 2026
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Total interest expense, net expected to be approximately $62 million, of which approximately $60 million is expected to be net cash interest paid

Exhibit 99.1

•
Change in working capital (change in operating assets and liabilities) is expected to result in a use of cash of approximately $20 million for 2026
•
Capital expenditures (purchases of installation and service parts and property and equipment) are expected to be approximately $125 million for 2026 relating primarily to camera installations and MOSAIC implementation
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Successful outcome of ongoing renewal agreement negotiations with one of our significant Commercial Services customers

Conference Call Details

Date: May 6, 2026

Time: 5:00 p.m. Eastern Time

To access this conference call by telephone, register here to receive dial-in numbers and a unique PIN to join the call.

Webcast Information: Available live in the “Investor Relations” section of our website at http://ir.verramobility.com.

A replay of the call will also be made available on the Investor Relations website. A copy of the earnings call presentation will be available on the Investor Relations section of our website.

About Verra Mobility

Verra Mobility Corporation (NASDAQ: VRRM) is a leading provider of smart mobility technology solutions that make transportation safer, smarter, and more connected. The company sits at the center of the mobility ecosystem, bringing together vehicles, hardware, software, data, and people to enable safe, efficient solutions for customers globally. Verra Mobility’s transportation safety systems and parking management solutions protect lives, improve urban and motorway mobility, and support healthier communities. The company also solves complex payment, utilization, and compliance challenges for fleet owners and rental car companies. Headquartered in Arizona, Verra Mobility operates in the United States, Australia, Europe, and Canada. For more information, please visit www.verramobility.com.

Forward-Looking Statements

This press release contains forward-looking statements which address our expected future business and financial performance, and may contain words such as “goal,” “target,” “future,” “estimate,” “expect,” “anticipate,” “intend,” “plan,” “believe,” “seek,” “project,” “may,” “should,” “will” or similar expressions. Forward-looking statements include statements regarding changes and trends in the market for our products and services, including expected operating results and metrics, such as revenue growth and expected margins; expansion plans and opportunities; expectations relating to the contract with NYCDOT; expectations regarding the outcome of negotiations for long-term renewals with our significant Commercial Services customers; our ability to improve operational efficiencies and generate cost savings; our ability to achieve expected benefits from transformation and strategic initiatives; full year guidance for 2026, including expected total revenue, Adjusted EBITDA, Adjusted EPS, and Free Cash Flow, and the underlying assumptions for the 2026 full-year guidance, including expected weighted average fully diluted share count, effective tax rate and cash taxes, expected depreciation and amortization expenses, expected interest expense, net and total net cash interest, expected change in working capital, expected capital expenditures, and expected operating expenditures; expectations relating to momentum across key growth areas, including bookings in the Government Solutions segment, and our pipeline; our ability to meet our long-term outlook; the expected benefits of our smart mobility platform, including margin expansion impact; and expectations concerning our share repurchase program. Forward-looking statements involve risks and uncertainties, and a number of factors could cause actual results to differ materially from those currently anticipated. These factors include, but are not limited to, the impact of negative industry and macroeconomic conditions, including the impact of government actions and regulations,

Exhibit 99.1

such as tariffs, trade protection measures, military conflicts, or a government shutdown, on our customers or Verra Mobility; customer concentration in our Commercial Services and Government Solutions segments, including risks impacting such segments such as travel demand and legislation, and the risk of losing a customer; risks related to our contract with NYCDOT, which comprises a material portion of our revenue; risks associated with the renewal of Commercial Services customer agreements, including risks related to the ongoing renewal negotiations with one of our significant Commercial Services customers; risks and uncertainties related to our government contracts, including legislative changes, termination rights, delays in payments, audits, and investigations; decreases in the prevalence or political acceptance of, or an increase in governmental restrictions regarding, automated and other similar methods of photo enforcement, parking solutions, or the use of tolling; our ability to successfully implement our acquisition strategy or integrate acquisitions; failures in or breaches of our networks or systems, including as a result of cyber-attacks or other incidents; risks and uncertainties related to our international operations and our ability to develop and successfully market new products and technologies into new markets; our failure to acquire necessary intellectual property or adequately protect our intellectual property; our ability to manage our substantial level of indebtedness; our ability to maintain effective internal controls over financial reporting; our ability to properly perform under our contracts and otherwise satisfy our customers; risks associated with the use of artificial intelligence and related tools; decreased interest in outsourcing from our customers; our ability to keep up with technological developments and changing customer preferences; our ability to compete in a highly competitive and rapidly evolving market; risks and uncertainties related to our share repurchase program; risks and uncertainties related to litigation and other disputes and regulatory investigations; our reliance on specialized third-party providers; and other risks and uncertainties indicated from time to time in documents we filed or will file with the Securities and Exchange Commission (the “SEC”). In addition, no assurance can be given that any plan, initiative, projection, goal, commitment, expectation, or prospect set forth in this press release can or will be achieved. This press release should be read in conjunction with the information included in our other press releases, reports, and other filings with the SEC. Additional information regarding the factors that may cause actual results to differ materially from these forward-looking statements is available in our SEC filings, including our 2025 Annual Report on Form 10-K and first quarter 2026 Quarterly Report on Form 10-Q. These forward-looking statements speak only as of the date of this press release and except to the extent required by applicable law, we do not assume any obligation to update or revise any forward-looking statement, whether as a result of new information, future events and developments, or otherwise. Understanding the information contained in these filings is important in order to fully understand our reported financial results and our business outlook for future periods.

Additional Information

We periodically provide information for investors on our corporate website, www.verramobility.com, and our investor relations website, ir.verramobility.com.

We intend to use our website including our quarterly earnings presentation as a means of disclosing material non-public information, additional financial and operating metrics and for complying with disclosure obligations under Regulation FD. Accordingly, investors should monitor our website, in addition to following our press releases, SEC filings, public conference calls, webcasts, and social media. In addition, you may enroll to automatically receive e-mail alerts and other information about our company by visiting “Email Alerts” under the “Investor Resources” section of the “Investors” portion of our website.

Exhibit 99.1

Non-GAAP Financial Measures

In addition to disclosing financial results that are determined in accordance with U.S. generally accepted accounting principles (“GAAP”), we also disclose certain non-GAAP financial information in this press release. These financial measures are not recognized measures under GAAP and are not intended to be, and should not be, considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. EBITDA, Adjusted EBITDA, Free Cash Flow, Adjusted Net Income, Adjusted EPS, Adjusted EBITDA Margin, Net Debt, and Net Leverage are non-GAAP financial measures as defined by SEC rules. These non-GAAP financial measures may be determined or calculated differently by other companies. As a result, they may not be comparable to similarly titled performance measures presented by other companies. Reconciliations of these non-GAAP measurements to the most directly comparable GAAP financial measurements have been provided in the financial statement tables included in this press release, and investors are encouraged to review the reconciliations.

We are not providing a quantitative reconciliation of Adjusted EBITDA, Adjusted EPS, or Free Cash Flow which are included in our 2026 financial guidance above, in reliance on the “unreasonable efforts” exception for forward-looking non-GAAP measures set forth in SEC rules because certain financial information, the probable significance of which cannot be determined, is not available and cannot be reasonably estimated without unreasonable effort and expense. In this regard, we are unable to provide a reconciliation of forward-looking Adjusted EBITDA to GAAP net income, Adjusted EPS to net income per share and Free Cash Flow to net cash provided by operating activities, due to the inherent difficulty in forecasting and quantifying certain amounts that are necessary for such reconciliation. Due to the uncertainty of estimates and assumptions used in preparing forward-looking non-GAAP measures, we caution investors that actual results could differ materially from these non-GAAP financial projections.

We use the non-GAAP metrics EBITDA, Adjusted EBITDA, Free Cash Flow, Adjusted Net Income, Adjusted EPS, and Adjusted EBITDA Margin to measure our performance from period to period, to evaluate and fund incentive compensation programs and to compare our results to those of our competitors. We use the non-GAAP metrics Free Cash Flow in connection with managing the business and we use the non-GAAP metrics “Net Debt” and “Net Leverage” to understand our overall leverage position and to evaluate capital allocation decisions. In addition, we also believe that these non-GAAP measures provide useful information to investors regarding financial and business trends related to our results of operations and that when non-GAAP financial information is viewed with GAAP financial information, investors are provided with a more meaningful understanding of our ongoing operating performance, liquidity, and leverage relative to other periods. These non-GAAP measures have certain limitations as analytical tools and should not be used as substitutes for net income, cash flows from operations, earnings per share, other consolidated income, cash flow, or debt data prepared in accordance with GAAP.

EBITDA and Adjusted EBITDA

We define “EBITDA” as net income adjusted to exclude interest expense, net, income taxes, depreciation and amortization. “Adjusted EBITDA” further excludes certain non-cash expenses and non-recurring items.

Free Cash Flow

We define “Free Cash Flow” as net cash flow provided by operating activities less purchases of installation and service parts and property and equipment.

Adjusted Net Income

We define “Adjusted Net Income” as net income adjusted to exclude amortization of intangibles and certain non-cash or non-recurring expenses such as loss on extinguishment of debt, among other items.

Adjusted EPS

We define “Adjusted EPS” as Adjusted Net Income divided by the diluted weighted average shares for the period.

Adjusted EBITDA Margin

Exhibit 99.1

We define “Adjusted EBITDA Margin” as Adjusted EBITDA as a percentage of total revenue.

Net Debt

We define “Net Debt” as total debt, net excluding original issue discounts and unamortized deferred financing costs, less cash and cash equivalents.

Net Leverage

We define “Net Leverage” as Net Debt divided by the trailing twelve months Adjusted EBITDA as of the current quarter-end.

Additional Metrics

Recurring Revenue or Recurring Service Revenue

We define “Recurring Revenue” or “Recurring Service Revenue” as all revenue other than product sales for each of our segments, as we typically generate revenue on a recurring monthly basis under long-term contracts with our customers. This includes our Commercial Services segment where we generate service revenue through processing of tolls, violations, and titles and registrations.

Exhibit 99.1

VERRA MOBILITY CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(In thousands, except per share data)	March 31, 2026	December 31, 2025
Assets
Current assets:
Cash and cash equivalents	$46,894	$65,272
Restricted cash	3,212	3,046
Accounts receivable (net of allowance for credit losses of $20.0 million and $23.0 million at March 31, 2026 and December 31, 2025, respectively)	221,865	234,288
Unbilled receivables	82,687	56,100
Inventory	27,642	20,662
Prepaid expenses and other current assets	56,568	61,534
Total current assets	438,868	440,902
Installation and service parts, net	31,584	27,081
Property and equipment, net	225,879	208,703
Operating lease assets	43,777	36,359
Intangible assets, net	153,366	168,641
Goodwill	741,172	741,610
Other non-current assets	21,352	22,366
Total assets	$1,655,998	$1,645,662
Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$114,258	$101,813
Deferred revenue	24,428	26,650
Accrued liabilities	53,868	69,851
Tax receivable agreement liability, current portion	5,257	5,257
Current portion of debt	34,130	6,888
Total current liabilities	231,941	210,459
Debt, net of current portion	1,021,487	1,021,157
Operating lease liabilities, net of current portion	39,484	31,338
Tax receivable agreement liability, net of current portion	38,418	38,418
Asset retirement obligations	18,581	17,789
Deferred tax liabilities, net	15,883	16,341
Other long-term liabilities	18,204	17,200
Total liabilities	1,383,998	1,352,702
Commitments and contingencies
Stockholders' equity
Preferred stock, $0.0001 par value	—	—
Class A common stock, $0.0001 par value	15	15
Additional paid-in capital	541,507	547,274
Accumulated deficit	(259,946)	(243,759)
Accumulated other comprehensive loss	(9,576)	(10,570)
Total stockholders' equity	272,000	292,960
Total liabilities and stockholders' equity	$1,655,998	$1,645,662

Exhibit 99.1

VERRA MOBILITY CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

AND COMPREHENSIVE INCOME

(Unaudited)

	Three Months Ended March 31,
(In thousands, except per share data)	2026	2025
Service revenue	$213,392	$211,902
Product sales	10,176	11,352
Total revenue	223,568	223,254
Cost of service revenue, excluding depreciation and amortization	7,391	4,783
Cost of product sales	8,290	8,032
Operating expenses	85,943	73,739
Selling, general and administrative expenses	40,853	51,501
Depreciation, amortization and (gain) loss on disposal of assets, net	29,291	27,814
Total costs and expenses	171,768	165,869
Income from operations	51,800	57,385
Interest expense, net	15,407	16,636
Loss on extinguishment of debt	—	25
Other income, net	(4,094)	(4,109)
Total other expenses	11,313	12,552
Income before income taxes	40,487	44,833
Income tax provision	13,743	12,494
Net income	$26,744	$32,339
Other comprehensive income:
Change in foreign currency translation adjustment	994	2,127
Total comprehensive income	$27,738	$34,466
Net income per share:
Basic	$0.18	$0.20
Diluted	$0.17	$0.20
Weighted average shares outstanding:
Basic	151,847	159,544
Diluted	153,689	162,066

Exhibit 99.1

VERRA MOBILITY CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	Three Months Ended March 31,
($ in thousands)	2026	2025
Cash Flows from Operating Activities:
Net income	$26,744	$32,339
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	29,225	27,490
Amortization of deferred financing costs and discounts	563	932
Loss on extinguishment of debt	—	25
Share-based proceeds acquired from legal settlement	(7,865)	—
Unrealized loss on remeasurement of share-based proceeds	1,508	—
Credit loss expense	2,635	8,115
Deferred income taxes	2,016	(1,480)
Stock-based compensation	6,952	6,456
Other	152	1,227
Changes in operating assets and liabilities:
Accounts receivable	9,877	(13,541)
Unbilled receivables	(26,221)	1,508
Inventory	(8,197)	237
Prepaid expenses and other assets	11,255	4,777
Deferred revenue	(2,314)	(3,161)
Accounts payable and other current liabilities	(5,543)	(2,085)
Other liabilities	54	126
Net cash provided by operating activities	40,841	62,965
Cash Flows from Investing Activities:
Purchases of installation and service parts and property and equipment	(31,199)	(21,243)
Cash proceeds from the sale of assets	112	24
Net cash used in investing activities	(31,087)	(21,219)
Cash Flows from Financing Activities:
Borrowings on Amended Revolver	48,500	—
Repayment on Amended Revolver	(22,500)	—
Repayment of term loan debt	(1,722)	(2,255)
Equipment financing arrangements	2,869	—
Payment of debt issuance costs	(579)	(43)
Share repurchases and retirement	(50,237)	—
Proceeds from the exercise of stock options	336	170
Payment of employee tax withholding related to RSUs and PSUs vesting	(5,248)	(6,606)
Net cash used in financing activities	(28,581)	(8,734)
Effect of exchange rate changes on cash and cash equivalents	615	365
Net (decrease) increase in cash, cash equivalents and restricted cash	(18,212)	33,377
Cash, cash equivalents and restricted cash - beginning of period	68,318	81,154
Cash, cash equivalents and restricted cash - end of period	$50,106	$114,531

Exhibit 99.1

VERRA MOBILITY CORPORATION

RECONCILIATION OF NET INCOME TO ADJUSTED EBITDA (Unaudited)

	Three Months Ended March 31,
($ in thousands)	2026	2025
Net income	$26,744	$32,339
Interest expense, net	15,407	16,636
Income tax provision	13,743	12,494
Depreciation and amortization	29,225	27,490
EBITDA	85,119	88,959
Transformation expenses (i)	4,193	—
Legal accrual/settlement (ii)	(10,278)	—
Loss on extinguishment of debt	—	25
Stock-based compensation (iii)	6,952	6,456
Adjusted EBITDA	$85,986	$95,440

Adjusted EBITDA Margin	38%	43%
Revenue	223,568	223,254

(i)
Transformation expenses for the three months ended March 31, 2026 consist of severance and other employee separation costs.
(ii)
This relates to a legal settlement finalized in the first quarter of 2026 in the form of cash and equity securities, an adjustment relating to the equity securities to remeasure to fair value at the end of the reporting period, and directly associated legal costs incurred during the quarter.
(iii)
Stock-based compensation represents the non-cash charge related to the issuance of awards under the Verra Mobility Corporation Amended and Restated 2018 Equity Incentive Plan.

RECONCILIATION OF NET CASH PROVIDED BY OPERATING ACTIVITIES TO FREE CASH FLOW (Unaudited)

	Three Months Ended March 31,
($ in thousands)	2026	2025
Net cash provided by operating activities	$40,841	$62,965
Purchases of installation and service parts and property and equipment	(31,199)	(21,243)
Free Cash Flow	$9,642	$41,722

Exhibit 99.1

RECONCILIATION OF NET INCOME TO ADJUSTED NET INCOME AND CALCULATION OF ADJUSTED EPS (Unaudited)

	Three Months Ended March 31,
(In thousands, except per share data)	2026	2025
Net income	$26,744	$32,339
Amortization of intangibles	15,598	16,697
Transformation expenses (i)	4,193	—
Legal accrual/settlement (ii)	(10,278)	—
Loss on extinguishment of debt	—	25
Stock-based compensation (iii)	6,952	6,456
Total adjustments before income tax effect	16,465	23,178
Income tax effect on adjustments	(4,610)	(6,714)
Total adjustments after income tax effect	11,855	16,464
Adjusted Net Income	$38,599	$48,803

Adjusted EPS	$0.25	$0.30
Diluted weighted average shares outstanding	153,689	162,066
Annual estimated effective income tax rate (iv)	28%	29%

(i)
Transformation expenses for the three months ended March 31, 2026 consist of severance and other employee separation costs.
(ii)
This relates to a legal settlement finalized in the first quarter of 2026 in the form of cash and equity securities, an adjustment related to the equity securities to remeasure to fair value at the end of the reporting period, and directly associated legal costs incurred during the quarter.
(iii)
Stock-based compensation represents the non-cash charge related to the issuance of awards under the Verra Mobility Corporation Amended and Restated 2018 Equity Incentive Plan.
(iv)
The annual estimated effective tax rate used above excludes discrete items as they do not impact taxable income. This rate differs from the period-to-date effective tax rate used on our condensed consolidated statements of operations which includes the discrete items.

Exhibit 99.1

RECONCILIATION OF TOTAL DEBT, NET TO NET DEBT AND NET LEVERAGE (Unaudited)

($ in thousands)	March 31, 2026	December 31, 2025
Total debt, net	$1,055,617	$1,028,045
Original issue discounts	2,111	2,193
Unamortized deferred financing costs	6,501	6,844
Total debt, excluding original issue discounts and unamortized deferred financing costs	1,064,229	1,037,082
Cash and cash equivalents	(46,894)	(65,272)
Net Debt	$1,017,335	$971,810

Net Leverage	2.5x	2.3x
Trailing twelve months adjusted EBITDA (i)	406,450	415,905

(i)
Trailing Twelve Months or “TTM” refers to the trailing four quarters and is calculated by adding the sum of the current quarter’s and the prior three quarters’ being measured.

QUARTERLY RESULTS AND RECONCILIATION OF NET INCOME TO ADJUSTED EBITDA

(Unaudited)

($ in millions)	Q1 2025	Q2 2025	Q3 2025	Q4 2025	TTM 2025	Q1 2026	TTM 2026
Net income	$32.3	$38.6	$46.8	$18.9	$136.6	$26.7	$131.0
Interest expense, net	16.6	16.6	16.4	15.0	64.6	15.4	63.4
Income tax provision	12.5	14.0	17.8	14.0	58.3	13.7	59.5
Depreciation and amortization	27.6	29.1	28.6	28.9	114.2	29.3	115.9
EBITDA	89.0	98.3	109.6	76.8	373.7	85.1	369.8
Transaction and other related expenses (i)	—	1.1	—	6.3	7.4	—	7.4
Transformation expenses (ii)	—	(1.4)	0.2	10.3	9.1	4.2	13.3
Legal accrual/settlement (iii)	—	—	(1.5)	—	(1.5)	(10.3)	(11.8)
Loss on extinguishment of debt	—	—	—	1.3	1.3	—	1.3
Tax receivable agreement liability adjustment	—	—	—	0.7	0.7	—	0.7
Stock-based compensation (iv)	6.4	7.3	5.0	6.5	25.2	7.0	25.8
Adjusted EBITDA	$95.4	$105.3	$113.3	$101.9	$415.9	$86.0	$406.5

(i)
Transaction and other related expenses for the periods presented primarily related to deal costs incurred for potential acquisitions and debt modification costs related to the 2025 refinancing on our first lien term loan
(ii)
Transformation expenses for the three months ended March 31, 2026 consist of severance and other employee separation costs. Transformation expenses for the periods in 2025 primarily consist of expenses related to exit activities initiated during the fourth quarter in addition to a non-cash benefit in relation to a building lease for the full year.
(iii)
This relates to a legal settlement finalized in the first quarter of 2026 in the form of cash and equity securities, an adjustment related to the equity securities to remeasure to fair value at the end of the reporting period, and directly associated legal costs incurred during the quarter. For the periods in 2025 this item relates to adjustments to loss contingencies.
(iv)
Stock-based compensation represents the non-cash charge related to the issuance of awards under the Verra Mobility Corporation Amended and Restated 2018 Equity Incentive Plan.

Exhibit 99.1

Investor Relations Contact

Mark Zindler

mark.zindler@verramobility.com